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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) FEBRUARY 24, 2005

                             SOMANETICS CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        MICHIGAN                     0-19095                 38-2394784
----------------------------       -----------          ------------------
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)             File Number)         Identification No.)

1653 EAST MAPLE ROAD, TROY, MICHIGAN                     48083-4208
----------------------------------------                 ----------
 (Address of principal executive offices)                (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (248) 689-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communication pursuant to Rule 425 under the Securities Act.
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On February 24, 2005, our Compensation Committee recommended, and our Board of Directors adopted, the Somanetics Corporation 2005 Stock Incentive Plan (the "Plan"), subject to shareholder approval at the 2005 Annual Meeting of Shareholders, scheduled to be held April 21, 2005. The following is a summary of the Plan, which is qualified in its entirety by reference to the full text of the Plan, which is attached to this report as Exhibit 10.1.

Purposes

      The purposes of the Plan are (1) to align the interests of our shareholders and recipients of awards by increasing the recipients' proprietary interest in our growth and success, (2) to advance our interests by attracting and retaining officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents and (3) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

Types of Awards and Participants

      The Plan permits us to grant stock options, including both nonqualified options and incentive options, restricted stock and restricted stock units ("RSUs") to officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents of the Company and its subsidiaries.

Administration

      The Compensation Committee of the Board of Directors or such other committee as may be designated by the Board of Directors or the Board of Directors itself (the "Committee") will administer the Plan. To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority to administer the Plan to our chief executive officer or any other of our executive officers.

Termination and Amendment

      The Plan may be terminated at any time by our Board of Directors. Unless sooner terminated, the Plan will terminate February 24, 2015. The Board of Directors may amend the Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including
Section 162(m) and Section 422 of the Internal Revenue Code. No amendment may impair any award which has been granted under the Plan without the consent of the holder.

Shares Available

      Awards may be granted for a maximum of 600,000 common shares. Any shares subject to any award granted under the Plan that are forfeited or not delivered due to the termination of such award or the settlement of such award in cash, and any shares that are delivered to us by a participant or withheld from delivery to a participant for purposes of paying the exercise price or

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tax withholding obligations with respect to an award granted under the Plan will become available for future awards under the Plan. To the extent necessary for an award to be exempt from the deduction limits under Section 162(m) of the Internal Revenue Code of 1986, as discussed below, the maximum number of shares subject to options granted to any individual during any calendar year may not exceed 300,000 shares.

Stock Options

      The Committee will determine the conditions to the exercisability of each option and the terms relating to the exercise or cancellation of an option upon a termination of employment or service. The exercise price for options may not be less than 100% (110% in the case of an incentive option granted to a participant owning more than 10% of our voting shares) of the fair market value of our common shares on the grant date. Each option will be exercisable for no more than ten years after its date of grant. The Committee will determine the conditions to the exercisability of each option and the terms relating to the exercise or cancellation of an option upon a termination of employment or service.

      Upon exercise of an option, the purchase price may be paid in cash, by delivery of previously owned common shares or, to the extent permitted by law, under a cashless exercise program with a brokerage firm.

      The Committee will not amend or replace previously granted options in a transaction that constitutes a "repricing" under the Nasdaq Stock Market Marketplace Rules without the approval of our shareholders.

Restricted Stock Awards and RSUs.

      The Committee may grant restricted stock or RSUs to a participant. Restricted stock and RSUs are nontransferable and will have an established restriction period that may differ for each participant and with respect to all or any portion of the same award. An award of restricted stock or RSUs will be subject to the participant's continued employment or service during the restriction period. Participants are entitled to all dividend and voting rights with respect to restricted stock. A participant will have no stock ownership interest as a result of being granted RSUs, but the Committee may allow a participant to receive dividend equivalents on such units. The amount paid with respect to an RSU may be paid in cash, common shares (including restricted stock), or any combination, and may be paid currently or on a deferred basis with provision for the payment or crediting of a dividend equivalent. All of the terms relating to the termination of a restriction period, or the forfeiture and cancellation of a restricted stock award or RSU upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, will be determined by the Committee.

Change in Control

      For purposes of the Plan, we would undergo a change in control in the event of certain acquisitions of 40% or more of our common shares, a change in a majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation or sale or

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disposition of all or substantially all of our assets (unless, among other conditions, our shareholders receive 60% or more of the stock of the surviving company) or the consummation of our liquidation or dissolution.

      Unless otherwise specified in the agreement relating to an award, in the Committee's discretion, either (1) (a) each restricted stock award and RSU and performance share award will be cancelled in exchange for a cash payment for each share subject to the award in an amount equal to the highest price paid to our shareholders in connection with the change in control, or the fair market value per common share on the date of the change in control, whichever is greater, and (b) each outstanding option will be cancelled in exchange for a cash payment for each share subject to the award in an amount equal to the excess, if any, of the amount determined as described in clause (a) over the applicable exercise price of the option, or (2) all restricted stock and RSUs will become fully vested, all outstanding options will become fully exercisable and an appropriate number of shares, if any, received by our shareholders in any such transaction will be substituted for our common shares subject to outstanding options and other awards, and an appropriate adjustment will be made to any applicable exercise price.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit                                       Description

10.1               Somanetics Corporation 2005 Stock Incentive Plan.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2005                      SOMANETICS CORPORATION
                                          ----------------------
                                                (Registrant)

                                      By: /s/ Mary Ann Victor
                                          -------------------
                                          Mary Ann Victor

                                         Its: Vice President of Communications
                                              and Administration and Secretary

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                                  EXHIBIT INDEX

Exhibit                                       Description

10.1               Somanetics Corporation 2005 Stock Incentive Plan.

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